Exhibit (99)


               Contact for General Instrument:         Karen Kane
                                             312-541-5011


               Contact for Forstmann Little:      George Sard
                                             Sard Verbinnen & Co.
                                             212-687-8080

FOR IMMEDIATE RELEASE

  DAN AKERSON, GENERAL PARTNER AT FORSTMANN LITTLE SINCE 1993,
                   TO SPEND FULL TIME AT FIRM;

 RICK FRIEDLAND TO SUCCEED AKERSON AS CEO OF GENERAL INSTRUMENT
   ___________________________________________________________

CHICAGO and NEW YORK July 27, 1995-- General Instrument

Corporation (NYSE: GIC) and Forstmann Little & Co., its largest shareholder, announced today that Daniel F. Akerson, Chairman and

Chief Executive Officer of General Instrument, is stepping down as CEO to spend full time at Forstmann Little, and that Richard

S. Friedland, President and Chief Operating Officer, will become

CEO of General Instrument effective August 1, 1995.



Akerson, who has been a General Partner of Forstmann Little since

1993, remains Chairman and a Director of GI until December 31,

1995.  Friedland is a 17-year GI veteran who has been President,

Chief Operating Officer and a Director since late 1993.



"Dan Akerson left MCI to join Forstmann Little as a general

partner in 1993," said Theodore J. Forstmann, Senior Partner of

Forstmann Little, which acquired GI in 1990 and took it public in

1992. "His initial task was to become CEO of GI, which was then our largest investment.  I asked him to create and implement appropriate business and technology strategies while establishing management succession.  He has done a superb job."



"One of the first things Dan did was to promote Rick Friedland to

President and COO," said Forstmann. "Rick has performed superbly,

and we have great confidence in Rick's ability to create further value for all GI shareholders. Under Dan's and Rick's leadership,

GI's revenues have doubled, net income has quadrupled, and market capitalization has risen by $1.8 billion.  We own 21.7 million shares and continue as GI's largest shareholder."



 "I am pleased to have been able to make a contribution to GI's success at such an important stage of its development," said

Akerson.  "Rick Friedland has been my partner for the past two years, and he has done an excellent job running all areas of operations.  Rick is well acquainted with the responsibilities of the chief executive officer and has the respect of customers,

employees and shareholders. He deserves a great deal of credit for the company's strong current market position and future

prospects. He is the ideal person to provide continuity and help

GI take full advantage of its extraordinary opportunities in the years ahead."



"Managing General Instrument is an extraordinary challenge and opportunity for me," said Friedland. "GI's telecommunications market and technology leadership, honed in the U.S. cable

industry, is expanding into broader markets in the U.S. and

worldwide," said Friedland.  "We have the people, the

technologies and the products to serve customers throughout the world.  We will continue to build on our solid reputation for quality, ingenuity and timely delivery of products to meet our customers' evolving needs."



Friedland, 44, was named President, Chief Operating Officer and a

Director of GI in October 1993.  He had been Chief Financial

Officer since 1992 and previously held a series of increasingly responsible financial management positions.  He joined GI in 1978 from Price Waterhouse LLP. Friedland is a Director of Department

56, Inc., a maker of specialty giftware products. Awarded a B.S.

in accounting from Ohio State University,  Friedland earned his

M.B.A. in finance at Seton Hall University in 1985.





Akerson, 46, became a General Partner of Forstmann Little and

Chairman and CEO of General Instrument in August 1993.  He

previously spent 10 years at MCI Communications Corporation, most recently as President and Chief Operating Officer.  He is a

Director of  The American Express Company, Gulfstream Aerospace

Corporation, Ziff-Davis Publishing Company, The Thompson-Minwax

Company and the Business School of the College of William and

Mary.



Founded in 1978, Forstmann Little & Co. is a private investment firm that has invested over $12 billion in 20 acquisitions, most recently $1.4 billion in Ziff-Davis Publishing Company in late

1994.  In addition to Ziff-Davis and its 15 percent stake in

General Instrument, the firm currently owns or controls six

companies, including Department 56, Gulfstream Aerospace

Corporation and The Thompson-Minwax Company.



General Instrument Corporation is a world leader in developing technology, systems and product solutions for the interactive delivery of video, voice and data.



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